As filed with the Securities and Exchange Commission on September 7, 2000
                                               Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Kestrel Energy, Inc.
          (Exact name of registrant as specified in its charter)

           Colorado                               84-0772451
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

                        999 18th Street, Suite 2490
                          Denver, Colorado  80202
                              (303) 295-0344
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ____________________

                                                    With copies to:
       TIMOTHY L. HOOPS                         S. LEE TERRY, JR., ESQ.
          President                                Gorsuch Kirgis LLP
     Kestrel Energy, Inc.                         Tower I, Suite 1000
 999 18th Street, Suite 2490                      1515 Arapahoe Street
   Denver, Colorado  80202                      Denver, Colorado  80202
        (303) 295-0344                               (303) 376-5000
        (303) 295-1862                             (303) 376-5001 Fax
 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agent for service)
                           ____________________

     Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
(X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                      CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
 Title of each                      maximum        maximum
    class of         Amount to      offering      aggregate    Amount of
 securities to           be        price per       offering   registration
 be registered       registered    share (1)      price (1)       fee
 --------------     -----------    ---------      ---------   ------------

   Common Stock        374,000       $1.406       $525,844      $138.82

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c), the offering price of $1.406 per share is the last sale price reported by The Nasdaq SmallCap Stock Market on September 5, 2000.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting in accordance with Section 8(a), may determine.


PROSPECTUS



                           Kestrel Energy, Inc.

                              374,000 Shares
                               Common Stock
                           ____________________

     This prospectus relates to the public offering, which is not being underwritten, of 374,000 shares of our common stock, which is held by some of our current stockholders.

     The prices at which these selling shareholders may sell their shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "KEST." On September 6, 2000, the last reported sale price of the common stock was $1.406 per share.

 INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD
         CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           KESTREL ENERGY, INC.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202
                              (303) 295-0344

              The date of this Prospectus is _________, 2000.

     The information in this prospectus is not complete and may change.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                           [INSIDE FRONT COVER]

                             Table of Contents

Risk Factors                                                            3
Forward-Looking Statements                                              6
Where You Can Find More Information                                     7
Our Business                                                            8
Recent Developments                                                     8
Use of Proceeds                                                         8
Selling Shareholders                                                    9
Plan of Distribution                                                   10
Experts                                                                11
Legal Matters                                                          11

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.


                               RISK FACTORS

WE MUST CONTINUE TO EXPAND OUR OPERATIONS

     Our long term success is ultimately dependent on our ability to expand our revenue base through the acquisition of producing properties and, to a much greater extent, by successful results in our exploration efforts. We have recently made significant investments in exploration properties in the Western Green River Basin in Wyoming. There is no assurance that these acquisitions or other acquisitions will be as successful as projected. All of our exploration projects are subject to failure and the loss of our investment.

PRICES OF OIL AND NATURAL GAS FLUCTUATE WIDELY BASED ON MARKET CONDITIONS AND ANY DECLINE WILL ADVERSELY AFFECT OUR FINANCIAL CONDITION

     Our revenues, operating results, cash flow and future rate of growth are very dependent upon prevailing prices for oil and gas. For the fiscal year ended June 30, 1999, approximately 82% of our revenue was from the sale of oil and gas. Historically, oil and gas prices and markets have been volatile and not predictable, and they are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control, including:

     o    political conditions in the Middle East;

     o    the supply and price of foreign oil and gas;

     o    the level of consumer product demand;

     o    the price and availability of alternative fuels;

     o the effect of federal and state regulation of production and transportation; and

     o the proximity of our natural gas to pipelines and their capacity.

WE MUST REPLACE THE RESERVES WE PRODUCE

     A substantial portion of our oil and gas properties contain proved undeveloped reserves and probable reserves. Successful development and production of those reserves cannot be assured. Additional drilling will be necessary in future years both to maintain production levels and to define the extent and recoverability of existing reserves. There is no assurance that our present oil and gas wells will continue to produce at current or anticipated rates of production, that development drilling will be successful, that production of oil and gas will commence when expected, that there will be favorable markets for oil and gas which may be produced in the future or that production rates achieved in early periods can be maintained.

THERE ARE MANY RISKS IN DRILLING OIL AND GAS WELLS

     The cost of drilling, completing and operating wells is often uncertain. Moreover, drilling may be curtailed, delayed or canceled as a result of many factors, including title problems, weather conditions, shortages of or delays in delivery of equipment, as well as the financial instability of well operators, major working interest owners and well servicing companies. Our gas wells may be shut-in for lack of a market until a gas pipeline or gathering system with available capacity is extended into our area. Our oil wells may have production curtailed until production facilities and delivery arrangements are acquired or developed for them.

WE FACE INTENSE COMPETITION

     The oil and natural gas industry is highly competitive. We compete with others for property acquisitions and for opportunities to explore or to develop and produce oil and natural gas. We have previously formed acquisition joint ventures with several other companies, including Victoria Petroleum N.L. and other affiliates, which have allowed us more access to acquisition candidates and to share the evaluation costs with them. We face strong competition from many companies and individuals with
greater capital, financial resources and larger technical staffs.   We
also face strong competition in procuring services from a limited pool of laborers, drilling service contractors and equipment vendors.

THE AMOUNT OF INSURANCE WE CARRY MAY NOT BE SUFFICIENT TO PROTECT US

     We, our partners, co-venturers and well operators maintain general liability insurance but it may not cover all future claims. If a large claim is successfully asserted against us, we might not be covered by insurance, or it might be covered but cause us to pay much higher insurance premiums or a large deductible or co-payment. Furthermore, regardless of the outcome, litigation involving our operations, or even insurance companies disputing coverage could divert management's attentions and energies away from operations. The nature of the oil and gas business involves a variety of operating hazards such as fires, explosions, cratering, blow-outs, adverse weather conditions, pollution and environmental risks, encountering formations with abnormal pressures, and, in horizontal wellbores, the increased risk of mechanical failure and collapsed holes, the occurrence of any of which could result in substantial losses to us.

OUR SUCCESS MAY BE DEPENDENT ON OUR ABILITY TO RETAIN TIM HOOPS, JOHN KOPCHEFF, BOB PETT AND IRA PASTERNACK AS KEY PERSONNEL

     We believe that the oil and gas exploration and development and related management experience of our key personnel is important to our success. The active participation in Kestrel of Timothy L. Hoops, our president, John T. Kopcheff, vice president of International, Robert J. Pett, our chairman, and Ira Pasternack, vice president of Exploration, is
a necessity for our continued operations.   We do not have any employment
contracts with these individuals and we do not have key person life insurance on their lives. We compete with bigger and better financed oil and gas exploration companies for these individuals. Our future success may depend on whether we can attract, retain and motivate highly qualified personnel. We can't assure you that we will be able to do so.

OUR RESERVES ARE UNCERTAIN

     Estimating our proved reserves involves many uncertainties, including factors beyond our control. Our annual report on Form 10-K for fiscal year 1999 contained estimates of our oil and natural gas reserves and the future cash flow to be realized from those reserves for fiscal years 1999, 1998 and 1997, as prepared by independent petroleum engineers. There are uncertainties inherent in estimating quantities of proved oil and natural gas reserves since petroleum engineering is not an exact science. Estimates of commercially recoverable oil and gas reserves and of the future net cash flows from them are based upon a number of variable factors and assumptions including:

          o historical production from the properties compared with production from other producing properties;

          o the effects of regulation by governmental agencies; future oil and gas prices; and

          o future operating costs, severance and excise taxes, abandonment costs, development costs and workover and remedial costs.

GOVERNMENTAL REGULATION, ENVIRONMENTAL RISKS AND TAXES COULD ADVERSELY AFFECT OUR OIL AND GAS OPERATIONS IN THE UNITED STATES

     Our oil and natural gas operations in the United States are subject to regulation by federal and state government, including environmental laws. To date, we have not had to expend significant resources in order to satisfy environmental laws and regulations presently in effect. However, compliance costs under any new laws and regulations that might be enacted could adversely affect our business and increase the costs of planning, designing, drilling, installing, operating and abandoning our oil and gas wells and other facilities. Additional matters that are, or have been from time to time, subject to governmental regulation include land tenure, royalties, production rates, spacing, completion procedures, water injections, utilization, the maximum price at which products could be sold, energy taxes and the discharge of materials into the environment.

THE SALE OF THE SHARES BY THE SELLING SHAREHOLDERS COULD HAVE AN ADVERSE IMPACT ON OUR STOCK

     Our stock is traded on the Nasdaq SmallCap Market and there has historically been a relatively low volume of trading in the shares. Consequently, the price at which the shares trade may be highly volatile. The selling shareholders are not restricted as to the price or prices at which they may sell their shares. Sales of their shares at less than the market prices may depress the market price of our stock. Moreover, the selling shareholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time which may depress the market price of our stock. The shares being offered by the selling shareholders represent approximately 4.9% of our current outstanding shares. In addition, although our stock is currently traded on the Nasdaq SmallCap Market, there is no assurance that it will remain eligible to be included on Nasdaq.

FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. We use words such as "anticipate", "believe", "expect", "future", "may", "will", "should", "plan", "intend", and similar expressions to identify forward-looking statements. These statements are based on our beliefs and the assurances we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Our actual results could differ materially from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the risk factors in this prospectus. You should not place undue reliance on these forward-looking statements. You should also remember that these statements are made only as of the date of this prospectus and future events may cause them to be less likely to prove to be true.

                    WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, special reports, proxy statements, and other information with the Securities and Exchange Commission. You can read and copy any document filed by us at the SEC's Public Reference Room, 450 Fifth Street N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing the SEC at the address in the previous sentence. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available on the SEC's website at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

          o our Annual Report on Form 10-K for the year ended June 30, 1999;

          o our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999, and March 31, 2000;

          o the description of our securities contained in our registration statement on Form 8-A, File No. 0-9261, filed on May 2, 1980 pursuant to Section 12(g) of the Securities Exchange Act of 1934, and as amended by our Form S-3, File No. 33-89716, declared effective on May 12, 1995;

          o the description of our warrants contained in our registration statement on Form 8-A, File No. 0-09261, filed on January 20, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, and

          o all documents and reports subsequently filed with the Commission by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of common stock.

     You may request a copy of any of these documents, except exhibits to the documents, unless they are specifically incorporated by reference, at no cost by telephoning us (303) 295-0344 or writing us at the following address: Mark A. Boatright, Kestrel Energy, Inc., 999 18th Street, Suite 2490, Denver, Colorado 80202.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone else to provide you with different information.

                               OUR BUSINESS

     Our principal business is exploration for oil and gas reserves in the United States and surrounding areas. In addition, we own working interests, which are expense bearing interests, in proved developed producing and proved undeveloped oil and gas leases that are not operated by us, in several areas in the United States. We also own some royalty interests, which are expense-free interests in properties which are operated by others, in oil and gas leases across the country. Proved developed reserves are oil and gas reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are oil and gas reserves which can be expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Normally we use existing working capital and cash flow for the development of our exploration and development properties. However, we have in the past obtained debt and equity financing to fund our development efforts and expect to do so again in the future.

     We presently own oil and gas interests in the states of Colorado, Louisiana, New Mexico, Oklahoma, South Dakota, Texas and Wyoming.

     We were incorporated in Colorado on November 1, 1978 as Tanner Pruitt Exploration, Inc. In March 1995, we changed our name to Kestrel Energy, Inc. Our offices are located at 999 18th Street, Suite 2490, Denver, Colorado 80202, and our telephone number is (303) 295-0344.

                            RECENT DEVELOPMENTS

     On May 5, 2000, we sold six international permits for petroleum drilling representing all of our foreign operations in Western Australia and New Guinea to Victoria Petroleum USA, Inc., a wholly owned subsidiary of Victoria Petroleum N.L., in exchange for 8,250,000 shares of Victoria Petroleum N.L. common stock. On the same date, we, our wholly owned subsidiary, Kestrel Energy California, Inc., Victoria Petroleum N.L., and Victoria Petroleum USA entered into an Agreement and Plan of Merger. Pursuant to the Merger Agreement, on May 12, 2000, we as sole shareholder of Kestrel Energy California, acquired 66,750,000 shares of Victoria Petroleum N.L. common stock and Victoria Petroleum USA acquired all of the issued and outstanding shares of Kestrel Energy California.

     On February 21, 2000, we entered into a $2,000,000 Line of Credit agreement with Norwest Banks Colorado, N.A., which provides us with a current borrowing base of $600,000 with interest at Norwest's prime rate plus 2.5%. The note is due October 31, 2001, and is secured by Deeds of Trust on various of our oil and gas producing properties.

                              USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered by the selling shareholders pursuant to this prospectus.

                           SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock by the selling shareholders as of the date of this prospectus and the number of shares which may be offered pursuant to this prospectus for the account of each of the selling shareholders or their transferees from time to time. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of the shares or other securities.

     The shares being offered hereby by the selling shareholders were purchased in a private placement of our securities pursuant to a Private Placement Memorandum dated March 28, 2000, under Regulation S to non-U.S. residents of Canada, Europe and Australia, all of which were accredited investors as that term is defined in Rule 501(a) of the Act. We agreed to file this registration statement for the resale of the shares purchased in the Regulation S offering and to bear all out-of-pocket expenses of this offering, other than underwriting discounts and selling commissions. The selling shareholders may sell none, some, or all of the common stock offered by them as listed below.

     The table assumes that each selling shareholder will sell all shares of common stock offered pursuant to this prospectus, but not any other shares of common stock beneficially owned by such shareholder.


                                      Maximum
                         Shares        Shares              Shares Owned
                         Owned       To Be Sold           After Offering
                        Prior To       In The            ---------------
       Name             Offering      Offering        Number     Percentage
      -----             --------     ---------       -------     ----------

Nominees (Jersey)
  Limited                25,000        25,000          -0-           0
Philomena Pty
  Ltd.                   28,250        20,000        7,500         <1%
Dianne Kathleen
  Hall                   10,000        10,000          -0-           0
Exchange Nominees
  Pty Ltd.              168,890        50,000      108,080           1.4%
Areley Kings
  Pty Ltd.                3,000         3,000          -0-           0
Warren Gilman             6,000         6,000            0           0
Europo Investment
  Services Ltd.          10,500        10,000        5,000         <1%
Barry Davies              3,000         3,000          -0-           0
National Nominees
  Limited                40,000        40,000          -0-           0
VLH Pty Ltd.             17,500        12,000        5,000         <1%
Hydra Energy
  Services Pty Ltd.      24,000        13,000       10,000         <1%
Toaltec Holdings
  Pty Ltd.                6,000         6,000          -0-           0
David John Reed           6,000         6,000          -0-           0
Raymond G. Barnes        26,000        15,000       10,000         <1%
Lippo Securities
  Limited                54,000        10,000       40,000         <1%
Ellison
  Development Inc.       35,000        35,000          -0-           0
Cornwall Holdings
  Pty Ltd.               90,000        35,000       50,000           1.2%
Shertim Pty
Ltd.                     42,460        20,000       20,420         <1%
Maryanne
Louisa Young              5,000         5,000          -0-           0
Corom Pty Ltd.           50,000        50,000          -0-           0

          o In the preceding table, the shares owned by some of the selling shareholders include warrants to purchase the following shares which are acquirable within 60 days of this prospectus:
          Philomena Pty Ltd. 750, Exchange Nominees Pty Ltd. 10,810, Europa Investment Services Ltd. 500, VLH Pty Ltd. 500, Hydra Energy Services Pty Ltd. 1,000, Raymond G. Barnes 1,000, Lippo Securities Limited 4,000, Cornwall Holdings Pty Ltd. 5,000, and Shertim Pty Ltd. 2,040.

                           PLAN OF DISTRIBUTION

     The shares of common stock offered hereby may be sold by the selling shareholders or by their respective pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The securities may be sold by one or more of the following:
? one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling shareholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchase by a broker or dealer as principal and resale by such broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

          o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

          o privately negotiated transactions between the selling shareholders and purchasers without a broker-dealer.

     The selling shareholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commission or fees from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers and the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with such sales. Except for customary selling commissions in ordinary transactions, any such underwriter or agent will be identified, and any compensation paid to such persons will be described, in a prospectus supplement. In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this prospectus.

     To comply with some states' securities laws, if applicable, the shares may be offered or sold by the selling shareholders in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be offered or sold by the selling shareholders unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

                                  EXPERTS

     The consolidated financial statements of Kestrel Energy, Inc. as of June 30, 1999 and 1998, and for each of the years in the three-year period ended June 30, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                               LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Gorsuch Kirgis LLP, Denver, Colorado.


                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by us:

Registration Fee--Securities and Exchange Commission              $   139
Nasdaq Notification Fee--The Nasdaq Stock Market, Inc.            $ 3,740
Printing and Mailing Costs and Fees                               $ 1,000
Accountants' Fees and Expenses                                    $ 2,500
Legal Fees and Expenses                                           $15,000
Miscellaneous                                                     $   621
                                                                  -------
Total Costs                                                       $23,000
                                                                  =======

     All of the above expenses except the SEC registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Business Corporation Act provides at Article 109 for indemnification by a corporation of officers and directors in connection with proceedings brought against them by reason of their position with the corporation the person being indemnified must, in civil matters, have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal matters, indemnification is permitted where the person had no reasonable cause to believe that his or her conduct was unlawful. Indemnification is required (unless limited by a corporation's Articles of Incorporation) where the officer or director is wholly successful, on the merits or otherwise, in the defense of any proceeding. The Act also establishes procedures by which persons seeking indemnification can obtain cost advances from the corporation and procedures by which indemnification determinations can be made.

     Article VI of our Amended and Restated Articles of Incorporation requires us to indemnify to the fullest extent permitted by applicable law against all liability and expense, including attorneys' fees, incurred by reason of the fact that a person is or was a director or officer of our company.

     Article V of our Amended and Restated Bylaws contains provisions requiring indemnification by us of officers and directors where the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interest of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification by us is also required in connection with derivative actions where the party seeking indemnification is found to have acted in good faith and in a manner he reasonably believed to be in the best interest of our company. Finally, indemnification is required where the officer or director seeking indemnification has been successful on the merits in the defense of the action. The Bylaws also contain provisions setting forth procedures by which parties seeking indemnification may obtain payment in advance of expenses incurred by them.

     The above discussion of the Colorado Business Corporation Act, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      3.1 Amended and Restated Articles of Incorporation, as filed with the Secretary of State of Colorado on March 16, 1995, filed as Exhibit (3)1 to the Annual Report on Form 10-K/A for the fiscal year ended June 30, 1994 and incorporated herein by reference.
           3.2 Amended and Restated Bylaws, as adopted by the Board of Directors on January 16, 1995, filed as Exhibit (3)2 to the Annual Report on Form 10-K/A for the fiscal year ended June 30, 1994 and incorporated herein by reference.

      4.1 The form of common stock share certificate filed as Exhibits 5.1 to the Registrant's Form S-2 Registration
           Statement under the Securities Act of 1933, as amended, Registration No. 2-65317 and incorporated herein by reference.

      4.2 That portion entitled "Selling Restrictions" of the Registrant's Private Placement Memorandum dated March 28, 2000.

      5    Opinion of Gorsuch Kirgis LLP

      23.1 Consent of KPMG LLP.

      23.2 Consent of Gorsuch Kirgis LLP is contained in its opinion filed as Exhibit 5

ITEM 17.  UNDERTAKINGS

     We undertake:

     (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) We hereby undertake that, for purposes of determining any liability under the Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Denver, State of Colorado, on the 6th day of September, 2000.

                               KESTREL ENERGY, INC.


                               By:/s/Timothy L. Hoops
                                   --------------------------------------
                               Timothy L. Hoops, President and Chief
                               Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                      Title                     Date
     ----------                      -----                    -----



/s/Timothy L. Hoops        President, Chief Executive   September 6, 2000
------------------------  Officer, Principal Executive
Timothy L. Hoops             Officer, and Director



/s/Mark A. Boatright     Vice President-Finance, Chief  September 6, 2000
------------------------- Financial Officer, Principal
Mark A. Boatright           Financial and Accounting
                              Officer and Director



/s/Robert J. Pett            Chairman of the Board      September 6, 2000
--------------------------
Robert J. Pett



/s/John T. Kopcheff       Vice President-International  September 6, 2000
--------------------------        and Director
John T. Kopcheff


/s/Kenneth W. Nickerson             Director            September 6, 2000
--------------------------
Kenneth W. Nickerson



/s/Mark A.E. Syropoulo              Director            September 6, 2000
--------------------------
Mark A.E. Syropoulo


                               EXHIBIT INDEX

No.       Description
---       -----------

4.2 That portion entitled "Selling Restrictions" of the Registrant's Private Placement Memorandum dated March 28, 2000.

5    Opinion of Gorsuch Kirgis LLP

23.1 Consent of KPMG LLP.

23.2 Consent of Gorsuch Kirgis LLP is contained in its opinion filed as
     Exhibit 5

All of the foregoing exhibits are filed electronically herewith.